EXHIBIT 10.(a)

                                  EXHIBIT 10(A)

                            STOCK PURCHASE AGREEMENT

                  AGREEMENT effective as of February 1, 1998 by and among Guardian International, Inc., a Nevada corporation (the "Buyer") and the sellers listed on Exhibit A hereto (collectively, the "Sellers" or each, a "Seller").

                              W I T N E S S E T H:

                  WHEREAS, Sellers are the owners of all of the outstanding shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Mutual Central Alarm Services, Inc., a New York corporation (the "Company"); and

                  WHEREAS, Buyer desires to buy from Sellers and Sellers desire to sell to Buyer all of the Shares, at the price and subject to the terms and conditions as more fully described herein; and

                  WHEREAS, in connection with the purchase and sale of the Shares pursuant to this Agreement, each of the following Sellers, Joel A. Cohen ("Cohen") and Raymond L. Adams ("Adams"), shall enter into an employment, confidentiality and non-compete agreement with the Buyer. Cohen and Adams, together with Norman Rubin, are hereinafter collectively referred to as the "Principal Shareholders" or each, as a "Principal Shareholder."

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties made herein, the parties agree as follows:

         1.       PURCHASE AND SALE OF SHARES.

                  1.1 CLOSING. The consummation of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Steel Hector & Davis LLP at 1900 Phillips Point West, 777 South Flagler Drive, West Palm Beach, Florida, 33401 on February 23, 1998 (the "Closing Date") or on such earlier date as the parties may agree.

                  1.2 PURCHASED SHARES. The Sellers agree to sell and transfer to the Buyer and, subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Sellers, the Buyer agrees to purchase all of the Sellers' right, title and interest in the Shares for an aggregate purchase price (the "Purchase Price") which, subject to the provisions of Section 1.4, shall be made up of (i) the sum of the aggregate amount of cash identified as the "Aggregate Cash Amount" on Schedule 1.2 hereof and interest on the Aggregate Cash Amount at the Prime Rate (as published in the Wall Street Journal (the "Prime Rate")) accruing from February 1, 1998 to the Closing Date, which cash sums shall be paid by certified check or wire transfer to the Sellers at the Closing and (ii) an aggregate number of newly-issued shares ("Guardian Shares") of Class A Voting Common Stock, $.001 par value, of Buyer ("Guardian

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Common Stock") as set forth on Schedule 1.2 hereof (the "Aggregate Shares"). It is understood and agreed that Schedule 1.2 (i) currently indicates that each Seller has the right to receive the portion of the consideration to be paid for such Seller's Shares of the Company in Guardian Common Stock and the portion to be paid in cash at the Closing within the parameters specified on Schedule 1.2;
(ii) when delivered by the Sellers to the Buyer at the Closing shall specify the number of Guardian Shares and amount of cash to be paid by the Buyer to each Seller, and (iii) shall be the final and binding determination of the allocation of the Purchase Price among the Sellers and as between cash and Guardian Shares.

         1.3 DELIVERIES. At the Closing, the Sellers shall deliver the Shares to the Buyer, free and clear of all liens, encumbrances, claims, pledges, security interests, options and other agreements or restrictions (collectively, "Liens"), either duly endorsed in blank or accompanied by duly executed stock powers. At the Closing, the Sellers shall also deliver to the Buyer the books and records of the Company. Buyer shall deliver to Emanuel Zimmer, Esq. Escrow Account one check or one wire transfer in an amount equal to the Cash Purchase Price and shall deliver stock certificates for the Guardian Shares issued in the names and amounts as set forth on Schedule 1.2 which amounts shall be determined for each Seller by multiplying the total number of Guardian Shares by a fraction having a numerator equal to the number of Shares of Common Stock of the Company owned by such Seller and the denominator equal to the total number of Shares of Common Stock of the Company outstanding on the Closing Date, PROVIDED, HOWEVER, the foregoing formula shall permit rounding (whether up or down) so that no Seller shall receive a fractional share, but in no event shall the aggregate amount of Guardian Shares so issued exceed 2,000,000 shares. The final determination of any such rounding shall be set forth on Schedule 1.2 and Buyer shall be entitled to rely on such Schedule for purposes of delivering the Guardian Shares hereunder.

         1.4 POST-CLOSING ADJUSTMENT. Within 45 (forty-five) days after the Closing Date, Sellers shall determine the Net Working Capital Surplus (as defined below) of the Company as of February 1, 1998 and shall deliver to the Buyer a certificate (the "Certificate") setting forth such "Net Working Capital Surplus." "Net Working Capital Surplus" shall mean the excess of X minus Y, where X equals the sum of current assets plus security deposits and Y equals the sum of current liabilities minus the "Litigation Contingency." All amounts shall be determined by reference to the interim financial statements of the Company dated as of January 31, 1998, certified by the President of the Company and reviewed by Merdinger, Fruchter, Rosen & Corso, P.C. and delivered pursuant to
Section 2.9. The "Litigation Contingency" shall be $25,000 which shall be reserved on the books of the Company for expenses incurred in connection with (including amounts in settlement of) all litigation as to which the Company is a defendant on the Closing Date. If, within 5 (five) business days following receipt by the Buyer of the Certificate, Buyer has not given Sellers notice of its objection to the Certificate (which notice must contain a statement of the basis of Buyer's objection), then, Buyer shall deliver to Emanuel Zimmer, Esq., on behalf of the Sellers, a check payable to Emanuel Zimmer, Esq. in the amount of Net Working Capital Surplus set forth in the Certificate plus interest on such Net Working Capital Surplus at the Prime Rate from February 1 to the payment date, which amounts shall be deemed part of the Purchase Price and shall be distributed to the Sellers on a pro rata basis. If Buyer gives notice of objection, then the issue in dispute will be submitted to

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Ernst & Young LLP, accountants for resolution, each of Buyer and Sellers bearing
50% of the fees of such accountants for such determination.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

                  The Company and the Principal Shareholders, and, to the extent expressly provided herein, the Sellers, jointly and severally, hereby represent and warrant to the Buyer as follows:

                  2.1 CORPORATE ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has full corporate power and authority to carry on its business as it is now being conducted (the "Business") and to own the properties and assets it now owns. Except as set forth on Schedule 2.1, the Company is duly qualified as a foreign corporation or authorized to transact business in and is in good standing under the laws of each jurisdiction in which the conduct of its Business or the ownership of its assets requires such qualification or authorization, which jurisdictions are set forth in Schedule
2.1. The Company, simultaneously herewith shall deliver to Buyer complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as presently in effect. True, complete and correct copies of the minute books of the Company have been previously delivered to the Buyer. The minute books are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, if any, and the shareholders thereof from the respective dates of incorporation to the date hereof, and accurately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors and shareholders of the Company. All capital stock of the Company, including the Shares, was issued in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 2.1, the Company has no subsidiaries and owns no capital stock or other securities or interests of or in any other entity, partnership or joint venture. The transactions contemplated herein have been approved by all necessary corporate action on the part of the Company and its shareholders.

                  2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 3,400,000 shares of Common Stock, par value $.01 per share, of which 3,400,000 are issued and outstanding. Schedule 2.2 sets forth a true, accurate and complete listing of the shareholders of the Company and the number of shares of Common Stock held by each of them.

                  All issued and outstanding shares of capital stock of the Company are validly issued, fully paid, non-assessable, free of preemptive rights and are not subject to any restriction on transfer under the charter or Bylaws of the Company or under any agreement or otherwise, except as otherwise set forth on Schedule 2.2. Except as set forth on Schedule 2.2, no shares of capital stock of the Company are held in the treasury of the Company, and there are no outstanding (i) securities convertible into or exchangeable for any of the capital stock of the Company; (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company; or (iii) commitments, agreements or understandings of any kind relating to the issuance, redemption or repurchase by the Company or others of any capital stock thereof, any such convertible or exchangeable securities or any options, warrants or rights. Except as listed on Schedule 2.2, neither the Sellers nor the


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Company have entered into any agreement or commitment to register its equity or debt securities under the Securities Act of 1933, as amended (the "Securities Act"). There are no dissenters' rights in connection with the transactions contemplated by this Agreement.

                  2.3 TITLE OF STOCK. The Sellers are the record and beneficial owners of the Shares, free and clear of any and all Liens, which Shares represent one hundred percent (100%) of the authorized, issued and outstanding capital stock of the Company and, upon the sale of the Shares in accordance with this Agreement, the Buyer will acquire good, valid and indefeasible title to the Shares, free and clear of any and all Liens.

                  2.4 AUTHORIZATION; VALIDITY. Each of the Sellers has full power, capacity and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Sellers and is the legal, valid and binding obligation of each of the Sellers, enforceable in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  2.5 NO VIOLATION. The Company and the Principal Shareholders hereby represent and warrant that neither the execution and delivery of this Agreement nor the performance by the Company and the Sellers of their obligations hereunder will (a) violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) with or without the giving of notice or the passage of time, violate, or be in conflict with, or constitute a breach or default under (or would constitute a default or result in a breach with the giving of notice, lapse of time or both), or require the consent of any other party to, or result in the creation or imposition of any Lien upon any of the assets of the Company under, any agreement or commitment to which the Company is a party or by which it is bound, or (c) violate any authorization, consent, approval, license, statute or law or any judgment, decree, order, regulation or rule of any court, administrative agency or any federal, state, local, municipal, or foreign government, governmental or quasi-governmental agency or authority, or body exercising any administrative, executive, or regulatory authority (each, a "Governmental Authority") or arbitrator to which the Company, the Sellers or the Shares is subject. Without limiting the generality of the foregoing, the sale and delivery of the Shares is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

                  2.6 CONSENT AND APPROVALS OF GOVERNMENTAL AUTHORITIES. The Company and the Principal Shareholders hereby represent and warrant that no consent, approval or authorization of or declaration, filing or registration with, any federal, state, local or other Governmental Authority (including, based in part upon representations of the Buyer, the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) is required to be made or obtained by the Company or the Sellers in connection with the execution, delivery and performance of this Agreement.

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                  2.7 BROKERS. No broker, finder or other similar intermediary has been engaged by the Company in connection with the transaction contemplated by this Agreement.

                  2.8 LICENSES; COMPLIANCE. Schedule 2.8 sets forth separately as to the Company all material authorizations, consents, approvals, licenses and permits required under applicable law or regulation for the ownership or operation of the assets owned or operated by the Company or for the conduct of the Business of the Company. All such authorizations, consents, approvals, licenses and permits (collectively, the "Authorizations") have been duly issued or obtained, are in full force and effect and are in accordance therewith in all material respects. Except as otherwise set forth in Schedule 2.8, the Company is in compliance with (i) the terms and conditions of all such Authorizations, (ii) all laws, statutes, regulations and ordinances affecting the Company and its Business and assets, and (iii) all judgments, orders, decrees, rulings or other decisions of any Governmental Authority, court or arbitrator having jurisdiction over the Company. Neither the Principal Shareholders nor the Company has any reason to believe that such Authorizations will not be renewed by the issuing Governmental Authority in the ordinary course. None of such Authorizations is subject to any restriction or condition which would limit in any material respect the Business and operations of the Company.

                  2.9 FINANCIAL STATEMENTS. The audited financial statements of the Company for the fiscal years ending as of December 31, 1997 and December 31, 1996, including, without limitation, the balance sheets, statements of income, changes in financial position and shareholders equity of the Company, including related notes, if any, and the unaudited financial statements of the Company for the month ended January 31, 1998, as certified by the President of the Company and reviewed by Merdinger, Fruchter, Rosen & Corso, P.C., independent auditors of the Company (collectively, the "Financial Statements"), were prepared in accordance with generally accepted accounting principles consistently applied, are complete and correct and fairly present the financial condition of the Company and the results of its operations for the periods ending on such dates, respectively. True and complete copies of the Financial Statements are attached as Schedule 2.9. Except as provided in the Financial Statements, or as fully disclosed in Schedule 2.9, the Company has no liabilities or obligations (whether accrued, absolute, contingent, mature, unmatured, whether due or to become due or otherwise) which might be or become a charge against the Company or its assets, including any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 5, except trade payables and similar liabilities and obligations incurred in the ordinary course of business since the date of the Financial Statements. The Company has maintained its books and records in accordance with sound business practices and generally accepted accounting principles, including, without limitation, the maintenance of an adequate system of internal controls.

                  2.10 ABSENCE OF CHANGES. Except as set forth in Schedule 2.10, since December 31, 1997, the Company has not suffered or taken any of the following actions: (i) suffered any material adverse effect in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, Business, prospects or operations; (ii) incurred any material liabilities or obligations (whether absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of business; (iii) increased, or experienced any material change in any assumptions

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underlying, or methods of calculating, any bad debt, contingency or other reserves; (iv) permitted or allowed any of its assets to be subjected to any Liens of any kind, except for Liens for Taxes not yet due or other minor encumbrances; (v) leased, sold, transferred or otherwise disposed of any of its assets except in the ordinary course of business; (vi) made any capital expenditure or commitment for replacements or additions or structural improvements or maintenance to property, plant, equipment or other capital assets in excess of $50,000; (vii) declared, paid or set aside for payment any dividend or other distribution with respect to its capital stock, redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company; (viii) made any change in its method of accounting or accounting practice; (ix) issued, sold or delivered or agreed to issue, sell or deliver any shares of capital stock of the Company or any options, warrants or rights to acquire capital stock or securities convertible into or exchangeable for capital stock; (x) increased the salaries, compensation, pension or other benefits payable to any manager or employee of the Company or entered into any employment agreement with any officer or salaried employee that is not terminable by the employer, without cause and without penalty on 30 days notice or less, except in the ordinary course of business; (xi) forgiven or canceled any claims or waived any rights of material value; (xii) suffered any casualty, damage, destruction or property loss (whether or not covered by insurance) materially adversely effecting the Company; (xiii) suffered any loss of employees due to resignation or customers that materially adversely affect the Company, except in the ordinary course of business; or (xiv) agreed, whether in writing or otherwise, to take any of the actions described in this Section 2.10.

                  2.11 UNDISCLOSED LIABILITIES. Except as set forth in Schedule 2.11, the Company has no liabilities, obligations or unrealized or anticipated losses (whether accrued, absolute, contingent, mature, unmatured, whether due or to become due or otherwise) that are not fairly and adequately reflected or reserved against on the Financial Statements, and, to the knowledge of the Principal Shareholders, there is no circumstance, condition, event or arrangement that hereafter is likely to give rise to any such liabilities, obligations or losses.

                  2.12 LITIGATION; DISPUTES. Except as set forth in Schedule 2.12, there is no action, suit, proceeding, mediation or investigation pending, or to the knowledge of the Principal Shareholders, threatened against or relating to the Company or its assets or against the Sellers relating to the Company before any court, Governmental Authority, mediator or arbitrator, nor, to the knowledge of the Principal Shareholders and the Company, are there any facts or circumstances creating a reasonable basis for the institution of any such action, suit, proceeding, mediation or investigation. All the actions, suits, proceedings, mediation or investigations described on Schedule 2.12 are being diligently prosecuted and, except as set forth in Schedule 2.12, are adequately covered by insurance or adequate reserves have been set aside therefor on the Financial Statements.

                  2.13 TAXES; TAX ELECTIONS. "Tax" as used herein shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty, deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority. The Company is currently, and has been since formation, operating as an "S" corporation pursuant to Section 1362 of the Internal Revenue Code of 1986 or any

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successor law, and regulations issued by the IRS pursuant to the Internal
Revenue Code and any successor law (the "Code"). The Company has filed, caused to be filed or has obtained extensions to file all foreign, federal, state and local Tax returns which are required to be filed by it, and which returns are true, complete and correct, and has paid or caused to be paid, or has reserved on its books amounts sufficient for the payment of, all Taxes as shown on said returns or on any assessment received by it and all penalties and interest. The federal income Tax returns of the Company have never been examined by the United States Internal Revenue Service or any successor agency (the "IRS"). The Tax returns of the Company are not presently being audited by the appropriate foreign, federal, state or local authorities, nor are there currently in effect with respect to the Company any agreement for the extension or waiver of any statute of limitations on the assessment or collection of any Tax. The Company has established adequate reserves for the payment of Taxes for years subsequent to those covered by filed returns. No Tax liens have been filed against the assets of the Company, no claim for any additional Tax or assessment is being asserted against the Company by any Tax authority, and neither the Sellers nor the Company has been notified of, and, to the knowledge of the Principal Shareholders and the Company, there are no facts or circumstances that could result in, any claim being asserted with respect to any Taxes. There is no action, suit, proceeding, investigation or audit pending or, to the best knowledge of the Principal Shareholders, threatened against the Company in respect to any Tax or assessment. All foreign, federal, state, county and local Taxes and assessments or contributions (including interest and penalties, if any) payable by the Company on or prior to the date hereof were paid when due, and will be paid to the extent they become due and payable after the date hereof, and there are no unpaid Taxes which are or could become a Lien on the properties, Business or assets of the Company. The Company has not filed a consent to the application of Section 341(f)(2) of the Code, with regard to any property held, acquired or to be acquired at any time. The Company has not been a member of an affiliated group filing a consolidated income Tax return nor has any liability for Taxes of any Person under Treasury Regulation Section 1-1502-6 or any similar provision of state, local or foreign law. The Company is not obligated nor is a party under any agreements pursuant to which it may be obligated to make payments which are not deductible under Section 280G of the Code. All individuals that the Company treats as independent contractors are not "employees" (within the meaning of Section 3121(d)(2)(1) of the Code or Section 3(6) of the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law (collectively, "ERISA") for purposes of any federal, state or local Taxes.

                  2.14 BANK ACCOUNTS. Attached hereto as Schedule 2.14 is a true and complete list of the names and addresses of all banks and other financial institutions in which the Company has any accounts, deposits or safe deposit boxes, and the names of all persons authorized to draw on such accounts or deposits or to have access to such safe deposit boxes. Except as listed on
Schedule 2.14, as of the Closing, no person will hold a power of attorney on behalf of the Company. The books of account of the Company show all checks and drafts outstanding, and, except as disclosed on Schedule 2.14, there are sufficient funds in the accounts listed on Schedule 2.14 to pay any and all checks or drafts presented or outstanding but not yet presented on said accounts.

                  2.15 REAL PROPERTY. The Company owns no real property.

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                  2.16 LEASED PROPERTY. The Sellers have previously delivered to
Buyer true and complete copies of the leases of the Company with respect to both leased real property and leased personal property (respectively, the "Real Property Leases" and the "Personal Property Leases" and, collectively, the "Leases" and such property, the "Leased Property"). Schedule 2.16 sets forth a list of the Leases and separately designates which Leases contain change in control provisions or otherwise require the consent, waiver or approval of the other parties thereto with respect to the consummation of the Transactions. The Leases are the valid and legally binding obligations of the Company and the lessors thereunder, enforceable in accordance with their respective terms, and are in full force and effect. None of the real property leased under the Real Property Leases is affected by, subject to or, to the knowledge of the Principal Shareholders, threatened by any condemnation or eminent domain proceedings or any assessments for public improvements. Except as set forth on Schedule 2.16,
(a) the Company has valid leasehold interests in all of the leased real and personal property subject to the Leases; and (b) neither the Company nor the Principal Shareholders have received any notice of default or breach under any of the Leases, (c) none of the Leases are in default, and (d) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default thereunder. The Company has, or will have on or before the Closing Date, delivered all notices to, and obtained all consents, waivers and approvals from, all parties that are required in connection with the transactions contemplated by this Agreement including, without limitation, estoppel letters from the landlords with respect to the Real Property Leases, in form and substance satisfactory to the Buyer. The Company enjoys peaceful and undisturbed possession of the Leased Property. None of the Leased Property is effected or threatened by or subject to any condemnation or eminent domain proceeding or any assessments for public improvements.

                  2.17 TITLE. The Company has valid leasehold interests in all of its leased property and assets, and good and marketable title to all of its other property and assets, tangible or intangible, reflected in the Financial Statements or purported to have been acquired by the Company subsequent to the date of such statements. Except as set forth in Schedule 2.17 and in the Financial Statements, such property and assets are free and clear of restrictions on or conditions to transfer or assignment, and are free and clear of all Liens, other than Liens for current Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate reserves have been established) and other minor encumbrances arising in the ordinary course of business, that are not substantial in amount, do not, in any case or in the aggregate, detract from or interfere in, the current or future operations of the Business and operations of the Company. Except as set forth on Schedule 2.17, there are no shared or jointly owned assets or facilities between or among the Company and those of the Sellers' Affiliates. "Affiliates" shall be defined in this Agreement to mean, as to any person, any other person, which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. The term "control," as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. A true, accurate and complete copy of the asset list of the Company, setting forth a description of all the tangible and intangible assets of the Company is attached hereto as Schedule 2.17. Such assets constitute all of the assets necessary to operate the Business in the ordinary course consistent with past practices. The Principal Shareholders shall

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deliver to the Buyer such additional assurances as the Buyer may reasonably request with respect to the assets of the Company.

                  2.18 CONDITION OF PROPERTIES. The plants, structures, and equipment of the Company and all other property and assets owned or used by the Company are in good and operating condition, are in condition to pass safety and health examinations under applicable laws and are available for immediate use in the Business and operations of the Company. The Leased Real Property and the plants, structures, equipment and other improvements located thereon, and the present use thereof, comply with all zoning, land use and other laws, ordinances and regulations of all Governmental Authorities having jurisdiction thereof. To the knowledge of the Principal Shareholders and the Company, there is no asbestos-containing material in any of the buildings or facilities on the Leased Property.

                  2.19 INTELLECTUAL PROPERTY; TRADE SECRETS. The Company neither owns nor licenses Intellectual Property (which is defined to include the name of the Company, all fictional business names, trading names, registered and unregistered trademarks, service marks and applications, all patents and patent applications, and all copyrights in both published works and unpublished works) in the conduct of its Business. Neither the Company nor the Principal Shareholders have received any notice of any claims, controversies, lawsuits or judgments that affect the use or availability of the Company's name. All account encryption codes and associated software (collectively, "Trade Secrets") of the Company are current, accurate, and sufficient in detail and content to identify and explain them and to allow their full and proper use without reliance on the special knowledge or memory of others. The Company has taken all reasonable precautions to protected the secrecy, confidentiality, and value of its Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Principal Shareholders, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity. To the knowledge of the Principal Shareholders, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way. The Company licenses all software used by of the Company pursuant to valid and binding license agreements. All license agreements are in full force and effect and there are no defaults (or events which with notice, lapse of time or both, could constitute defaults) under such license agreements. The consummation of the transactions contemplated by this Agreement will not alter, impact on or otherwise affect any of the rights granted to the Company pursuant to such license agreements. None of the software has manifested any significant operating problems, other than such problems that have been corrected or are correctable in the ordinary course of business.

                  2.20 PATENTS. The Company neither owns nor licenses any patents in the conduct of its Business.

                  2.21 CONTRACTS. Schedule 2.21 sets forth a complete and correct list of each of the following types of contracts (whether oral or written) to which the Company is a party (collectively, the "Contracts"): (i) contracts for the employment of any officer or employee; (ii) contracts for the

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purchase of materials, supplies, services, merchandise or equipment; (iii)
management agreements, franchise agreements, license agreements, advertising agreements and contracts for the purchase and sale of inventory; (iv) agreements or arrangements for the sale or lease of any of its assets other than in the ordinary course of business; (v) mortgages, pledges, conditional sales contracts, security agreements or other similar agreements; (vi) leases of machinery or equipment; (vii) loan agreements, promissory notes, guarantees, letters of credit, subordination or similar type agreements; (viii) agreements or arrangements for the acquisition or sale of real or personal property; (ix) all consulting and independent contractor contracts; (x) all contracts and policies for insurance coverage; (xii) agreements with customers; (xiii) all joint venture, strategic alliance and partnership agreements; and (xiv) any contract not otherwise covered by clauses (i) through (xiii) above which involves annual or aggregate payments or receipts in excess of $5,000. The Company has materially performed all of the obligations required to be performed by it to date under such Contracts, is not in default under any such Contracts, and no event has occurred which with the passage of time, the giving of notice or both would constitute a default under any such Contracts. Except as set forth in Schedule 2.21, all of such Contracts shall remain in full force and effect after the date of the Closing and none of such Contracts contain change in control provisions. The Sellers will obtain all necessary consents with respect to any change of control or other such provisions from the other parties to the Contracts with respect to the transactions contemplated by this Agreement. To the knowledge of the Principal Shareholders and the Company, there is no reason that any of the agreements between the Company and its customers will be terminated prior to their stated expiration date or will not be renewed in the ordinary course of business. The Sellers have delivered to the Buyer true and complete copies of the Contracts described in Schedule 2.21 and all amendments thereto, provided, however, that in the case of customer agreements, the Sellers have delivered to the Buyer true and complete copies of the forms of customer agreements and hereby represent and warrant that all customer agreements conform to one of such forms in all material respects. The Company and the Principal Shareholders represent and warrant that all customer agreements which contain provisions giving the customer the right to terminate as a result of the transactions contemplated hereby do not exceed monthly recurring income in excess of $5,000 in the aggregate.

                  2.22 INSURANCE POLICIES. The Company has in full force and effect, with responsible insurance companies, policies of insurance with respect to its employees, assets and Business insuring the Company against such casualties and contingencies and of such types and amounts as are reasonably adequate for the size and scope of the Business conducted and properties held by the Company, and the Company maintains such other insurance as may be required by law and by all contracts to which it is a party. Schedule 2.22 sets forth a description of all policies of insurance that the Company has and maintains in full force and effect, the annual premiums therefor, the limits of liability, whether such policies are on an occurrence or "claims made" basis and all performance bonds and letters of credit securing such obligations. True and complete copies of all such policies have previously been delivered to the Buyer. If the Company has any self-insurance arrangement by or affecting the Company, such arrangement shall also be described on Schedule 2.22, including any reserves established thereunder. All premiums due on such policies have been paid and, to the knowledge of the Principal Shareholders, the aggregate amount of all claims under such policies do not exceed policy limits. Neither the Company nor the Sellers has received any notification from any insurance carrier denying or disputing any claim made by or on behalf of the Company denying or disputing any coverage for any claim, denying or disputing the amount of any claim, or regarding the possible cancellation of any policies. Except as set forth in Schedule 2.22, to the knowledge of the Principal Shareholders, there is no reason to believe that any of such policies will not be renewed by the respective insurance carriers with substantially the same coverage. The Company has not received (i) any notice of cancellation of any policy, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, (iii) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder, or (iv) any refusal of coverage or any notice that a defense will be afforded with reservation of rights. All premiums due on such policies have been paid, and the aggregate amount of all claims under such policies do not exceed policy limits. The Company has given notice to the insurers of all claims that may be insured thereunder.

                  2.23 CUSTOMERS. No customer of the Company accounts for more than five percent (5%) of the Company's gross revenues during the year ended December 31, 1997, ranked by revenues. To the knowledge of the Principal Shareholders, there is no reason to believe that the benefits of any material relationship of the Company with customers will not continue to be available to the Company or that any such relationship will be changed in an adverse manner as a result of the transactions contemplated by this Agreement.

                  2.24 ERISA AND OTHER COMPENSATION PLANS. Except as set forth in Schedule 2.24, the Company does not maintain or participate in any arrangements or policies, deferred compensation arrangements, stock purchase, stock option, employee benefit plan (as defined in Section 3(3) of ERISA), or any other employee benefit policies, programs or arrangements maintained currently or in the past by ERISA Employer, under which ERISA Employer has any current or future obligation or under which any former or present employee of ERISA Employer has any current or future rights to benefits (the "Benefit Plans"). ERISA Employer does not contribute and has not contributed to any multi-employer pension plan (as defined in Section 4001(a)(3) of ERISA). The ERISA Employer does not participate and has not participated in any employee benefit plan maintained, or subscribed to, by any other employer.

                  2.25 LABOR MATTERS. Except as set forth in Schedule 2.25(a), the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union relating to the Company's employees, and, to the knowledge of the Sellers, there has been no effort by any labor union during the twenty-four (24) months prior to the date of this Agreement to organize any of such employees into one or more collective bargaining units. Except as set forth in Schedule 2.25(b), (i) the Company is in compliance with all federal, state and local laws regarding employment and employment practices, conditions of employment, wages and hours (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Sections 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and the Company does not employ any unauthorized aliens (as such term is defined under 8 CFR /section/ 274a.1(a)), (ii) the Company is not engaged in unfair labor practices, and there are no unfair labor practice complaints pending or, to the knowledge of the Sellers, threatened against the Company before the National Labor Relations Board or otherwise, (iii) there are no EEOC violations or age, sex, racial discrimination, occupation safety or health standards claims charged, pending or, to the knowledge of the Sellers, threatened against the Company and, to the knowledge of the Sellers, no actions have been taken or practices followed by any employee of the Company that would give rise to any such claims, (iv) there is no labor strike or dispute pending or, to the knowledge of the Sellers, threatened against or involving the Company or at the current customer locations that may effect the Business of the Company, and (v) none of the employees of the Company are presently subject to collective bargaining agreements or are engaged in organizing, or are members of, any union or other employee group that is seeking recognition as a bargaining unit.

                  2.26 EMPLOYEES. The Company has 54 employees. Schedule 2.26 lists the names, job descriptions and annual salary rates, length of service, commissions, benefits and other compensation for all present officers, directors, managers, and employees of the Company and also contains a complete and correct copy of the permanent payroll of the Company as of December 31, 1997. None of the Company's employees has any employment agreement (written or oral).

                  2.27 ENVIRONMENTAL MATTERS. Except with respect to the matters set forth in Schedule 2.27, (i) the Company is in compliance with (A) all legal requirements designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the environment or public health and safety ("Environmental Laws") relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance (collectively, "Hazardous Materials"), and (B) all regulations and requirements promulgated by the Occupational Safety and Health Administration that may be applicable to the Company; (ii) there is no proceeding, suit or investigation pending or, to the knowledge of the Sellers, threatened with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis known to the Sellers for the institution of any such proceeding, suit or investigation; (iii) there has been no spillage, leakage, contamination or release of any Hazardous Materials for which appropriate remedial action has not been completed, and no transportation of Hazardous Materials to any other location; (iv) none of the Leased Real Property is contaminated with any Hazardous Materials, and the waters below and adjacent thereto have not received any Hazardous Materials from the operations of the Company; and (v) there are no underground storage tanks or other underground facilities on the Leased Real Property.

                  2.28 RECEIVABLES. All accounts, notes and mortgages receivable and premiums due and uncollected as reflected on the latest balance sheet included in the Financial Statements and all accounts, notes and mortgages receivable and premiums due and uncollected arising subsequent to the date of such balance sheet, (i) to the knowledge of the Principal Shareholders, represent valid obligations due to the Company enforceable in accordance with their respective terms and conditions, (ii) to the knowledge of the Principal Shareholders, are not subject to any defense, offset or counterclaim, and (iii) subject only to a reserve for bad debts computed in a manner consistent with past practice, have been collected or are collectible in the ordinary course of Business.

                  2.29 AFFILIATED TRANSACTIONS. Except as set forth on Schedule 2.29, neither of the Sellers is an owner, partner, officer, director, employee, agent, investor or consultant in any business competitive with that of the Company. Except as set forth on Schedule 2.29, there are no loans, guarantees, leases or commitments from or to any of the Sellers or any Affiliate thereof, on the one hand, and the Company, on the other hand. Except as set forth in
Schedule 2.29, there are no outstanding transactions between any of the Sellers or any Affiliate thereof and the Company, nor do any of the Sellers or Affiliates have any interest in any property (whether real, personal or mixed, tangible or intangible), used in or pertaining to the Business.

                  2.30 CONSENTS; APPROVALS. Except as set forth on Schedule 2.30, no consents, approvals, waivers or other authorizations of any Governmental Authority or other third party are required to be obtained by the Sellers to consummate the transactions contemplated hereby, nor is any corporate, shareholder or board of directors action required.

                  2.31 AFFILIATED TRANSACTIONS. The Company has at all times been operated as a separate business.

                  2.32 DISCLOSURE. No representation or warranty of the Company, the Principal Shareholders, or the Sellers herein and no information disclosed by the Sellers to the Buyer in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Except as otherwise disclosed in this Agreement or the Schedules to this Agreement, there is no fact presently known to the Principal Shareholders that would or could reasonably be expected to have a material adverse effect on the financial condition or prospects of the Company.

                  2.33 NO DISTRIBUTION. Each of the Sellers is acquiring the Guardian Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Each of the Sellers understands that the Guardian Shares are "restricted securities" as defined in Rule 144 under the Securities Act, and have not been registered pursuant to the provisions of the Securities Act, in as much as the proposed purchase of the Guardian Shares is taking place in a transaction not involving any public offering.

                  2.34 SOPHISTICATION. Each of the Sellers is knowledgeable, experienced and sophisticated in financial and business matters and is able to evaluate the risks and benefits of the investment in the Guardian Shares.

                  2.35 ECONOMIC RISK. Each of the Sellers is able to bear the economic risk of its investment in the Guardian Shares for an indefinite period of time because the Guardian Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  2.36 ACCESS TO INFORMATION. Each of the Sellers has been furnished or otherwise had full access to such other information concerning Buyer and its subsidiaries as it has requested and that was necessary to enable the Sellers to evaluate the merits and risks of an investment in Buyer, and after a review of this information, has had an opportunity to ask questions and receive answers concerning the financial condition and business of Buyer and the terms and conditions of the securities purchased hereunder, and has had access to and has obtained such additional information concerning Buyer and the securities as each of the Sellers has deemed necessary.

                  2.37 ACCREDITED INVESTOR. Each of the Sellers represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  2.38 LOW VOLTAGE SYSTEMS TECHNOLOGY, INC. The Principal Shareholders and the Company represent and warrant that the equity ownership of, and loan receivable relating to, Low Voltage Systems Technology, Inc., a New Jersey corporation ("LST"), has been transferred out of the Company, prior to the Closing Date, as reflected in the unaudited financial statements for the period ended January 31, 1998. Prior to the Closing Date, Cohen and Adams shall resign from the Board of Directors of LST.

                  Each of the representations and warranties shall survive Closing for a period of one (1) year, and each of which shall be deemed to be material and relied upon by the Buyer regardless of any investigation made by or information known to the Buyer, PROVIDED, HOWEVER, that the representation contained in Section 2.13 (Taxes; Tax Election) shall survive for the applicable statute of limitations, and any tolling or extensions thereof. If any claim for indemnification under Section 4 in connection with any representation or warranty is made prior to the termination of its period of survival, the termination of such survival period shall be tolled until the final resolution of such claim.

         3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

                  3.1 CORPORATE ORGANIZATION. Buyer is an organization duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Buyer has duly authorized the execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder. No other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder.

                  3.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Buyer,
(b) violate or be in conflict with, or constitute a default under, or require the consent of any other party to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, or (c) to the best knowledge of Buyer violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which Buyer is subject.

                  3.3 BROKERS. No broker, finder or other similar intermediary has been engaged by Buyer in connection with the transaction contemplated by this Agreement.

                  3.4 CONSENT AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of or declaration, filing or registration with, any Governmental Authority (including, based in part upon representations of the Sellers, the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement.

                  3.5 NO DISTRIBUTION. The Buyer is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Buyer understands that the Shares are "restricted securities" as defined in Rule 144 under the Securities Act and have not been registered pursuant to the provisions of the Securities Act, in as much as the proposed purchase of the Shares is taking place in a transaction not involving any public offering.

                  3.6 SOPHISTICATION. The Buyer is knowledgeable, experienced and sophisticated in financial and business matters and is able to evaluate the risks and benefits of the investment in the Shares.

                  3.7 ECONOMIC RISK. The Buyer is able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  3.8 ACCESS TO INFORMATION. The Buyer has been furnished or otherwise had full access to such other information concerning the Company and its subsidiaries as it has requested and that was necessary to enable the Buyer to evaluate the merits and risks of an investment in the Company, and after a review of this information, has had an opportunity to ask questions and receive answers concerning the financial condition and business of the Company and the terms and conditions of the securities purchased hereunder, and has had access to and has obtained such additional information concerning the Company and the securities as it deemed necessary.

                  3.9 ACCREDITED INVESTOR. The Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4.       INDEMNIFICATION.

                  4.1      GENERAL INDEMNITY.

                           a. The Sellers, jointly and severally, agree to
indemnify and hold harmless the Buyer from and against any and all liabilities, damages, claims, deficiencies, assessments, losses, suits, proceedings, actions, investigations, penalties, interest, costs and expenses, including without limitation, reasonable fees and expenses of counsel, amounts paid in settlement and reasonable costs of investigation (whether suit is instituted or not and, if instituted, whether at the trial or appellate level) (collectively, the "Liabilities"), whether in law or equity, arising from or in connection with (A) the failure of any representation of the Company, the Principal Shareholders or the Sellers contained in this Agreement or in any document delivered in connection herewith to be true and correct, (B) any breach or violation of any of the warranties, covenants or agreements of the Company or the Sellers contained in this Agreement or in any document delivered in connection herewith, or (C) any acts of the Company or Sellers taken or omitted prior to Closing; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, (i) the first $250,000 (the "Basket") in aggregate amount for all Liabilities under this Section 4.1(a) for which Sellers would be liable will be borne by Buyer, and (ii) any and all Liabilities of the Sellers under this
Section 4.1(a) shall be satisfied solely from the 750,000 shares (the "Escrowed Shares") of the Guardian Shares (the "Cap") which shall be placed in escrow pursuant to the terms of the Escrow and Pledge Agreement attached hereto as Exhibit B, PROVIDED, FURTHER HOWEVER, that neither the Cap nor the Basket shall apply to (i) any Liabilities arising from or relating to Taxes (as such term is defined in Section 2.13 hereof), and (ii) the extent that any such Liability is found, in a final unappealable judgment by a court of competent jurisdiction to have arisen from or related to one or more of Sellers' willful bad faith, willful misconduct or gross negligence with an intent to defraud. A materiality qualification in any representation or warranty will not be taken into account in determining whether the Basket has been met.

         The indemnification covenant contained in this Section 4.1(a) shall survive the consummation of the transactions contemplated hereby for a period of one year from the Closing Date, provided, however, in the case of Liabilities arising from or in connection with the representations contained in Section 2.13 (Taxes; Tax Election), such indemnification covenant shall survive for the applicable statute of limitations, and any tolling or extensions thereof.

                           b. Subject to the limitations set forth in Section
4.1(a), with respect to the measurement of "Liabilities," the Buyer shall have the right to be put in the same financial position as it would have been in had the representations and warranties of the Sellers been true and correct and had each of the covenants of the Sellers been performed in full.

                  4.2      INDEMNITY OF EACH SELLER.

                           a. In addition to the indemnification covenant set
forth in Section 4.1(a), each Seller agrees to indemnify and hold harmless, for a period of one year from the Closing Date, the Buyer from and against any and all Liabilities, whether in law or equity, arising from or in connection with (A) the failure of any representation expressly made by such Seller in this Agreement or in any document delivered in connection herewith to be true and correct, (B) any breach or violation of any of the warranties, covenants or agreements expressly made by such Seller contained in this Agreement or in any document delivered in connection herewith, or (C) any acts of such Seller taken or omitted prior to Closing.

                           b. With respect to the measurement of "Liabilities,"
the Buyer shall have the right to be put in the same financial position as it would have been in had the representations and warranties of the Sellers been true and correct and had each of the covenants of such Seller been performed in full.

                  4.3 PROCEDURE. In the event any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in Liabilities to any party pursuant to the indemnification provisions of this Agreement, then, in any such event, within 10 days after notice by the indemnified party (the "Notice") to the indemnifying party of such demand, claim or lawsuit (provided, however, that the failure to give such Notice shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the indemnifying party is obligated to be greater than they would otherwise have been had the indemnified party given prompt notice hereunder), the indemnifying party shall have the option, at its cost and expense, to retain counsel for the indemnified party (which counsel shall be selected by or be reasonably satisfactory to the indemnified party), to defend any such demand, claim or lawsuit. Thereafter, the indemnified party shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party or if the indemnifying party proposes that the same counsel represent both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party shall have the right to retain its own counsel at the cost and expense of the indemnifying party. In the event that the indemnifying party shall fail to respond within 10 days after receipt of the Notice, the indemnified party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the indemnifying party.

                  4.4 ASSUMPTION OF LITIGATION LIABILITY. The Sellers hereby agree to indemnify, hold harmless and make whole, the Buyer, for any and all Liabilities accruing after the Closing Date arising out of or relating to that litigation as to which the Company is a defendant on the Closing Date; provided, however, that Buyer shall pay for the first $25,000 of such Liabilities upon delivery to Buyer of evidence reasonably satisfactory to Buyer of such Liabilities.

         5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the purchase and sale of the Shares is subject to the fulfillment, at or before the Closing, of all of the following conditions:

                  5.1 DUE PERFORMANCE. The Sellers and the Company shall have fully performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                  5.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company, the Principal Shareholders, and the Sellers set forth in this Agreement shall be true and correct at the Closing in all respects, as though made at and as of the Closing.

                  5.3 SUPPORTING DOCUMENTS. The Buyer shall have received and approved:

                  (a) True copies of the Articles of Incorporation and current Bylaws of the Company; a certificate of good standing with regard to the Company, together with appropriate corporate resolutions (of the Board of Directors and the shareholders) and incumbency certificates reasonably satisfactory to Buyer's counsel;

                  (b) Certificate(s) evidencing the Shares, duly endorsed or with appropriate stock powers;

                  (c) A certificate of each of the Principal Shareholders that the conditions set forth in Sections 5.1 and 5.2 have been satisfied as of the Closing; and

                  (d) Such other documents as the Buyer or its counsel may reasonably request.

                  5.4 EMPLOYMENT AGREEMENT. Each of Cohen and Adams shall have entered into an employment, non-disclosure, non-competition and non-solicitation agreement with the Buyer and the Company substantially in the form attached as Exhibits C and D, respectively (collectively, the "Employment Agreements").

                  5.5 IRREVOCABLE PROXY. Each of the Principal Shareholders shall have granted to Richard Ginsburg an irrevocable proxy coupled with an interest, substantially in the form attached as Exhibit E (the "Irrevocable Proxy"), relating to the voting of the Guardian Shares owned by each Principal Shareholder for the election of directors of the Buyer.

                  5.6 REGISTRATION RIGHTS AGREEMENT. Each of the Sellers shall have entered into a Registration Rights Agreement with the Buyer and certain shareholders of the Buyer substantially in the form attached as Exhibit F (the "Registration Rights Agreement").

                  5.7 OPINION OF COUNSEL. The Buyer shall have received the opinion of Sellers' counsel in the form attached as Exhibit G.

                  5.8 SATISFACTION OF COUNSEL. All actions, proceedings, instruments, documents and other relevant legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel for the Buyer.

                  5.9 THIRD PARTY CONSENTS. All necessary third party consents of both Buyer (including the consent of Heller Financial, Inc. and Westar Capital, Inc.) and Sellers (including the consent of the landlord on the central station leased premises of the Company) shall have been obtained by the Closing Date.

                  5.10 AUDITED FINANCIALS. Buyer shall have received from Merdinger, Fruchter, Rosen and Corso, P.C. (i) an unqualified auditors' opinion for the financial statements for fiscal year ended December 31, 1997 and (ii) a comfort or "negative assurances" letter for the interim financial statements for the period ended January 31, 1998.

                  5.11 BOARD APPROVAL; SHAREHOLDER APPROVAL. The transactions contemplated hereby shall have been approved by the full Board of Directors of Buyer and such approvals shall not have been withdrawn or adversely modified. The transactions contemplated hereby shall have been approved by the full Board of Directors of the Company and its shareholders and such approvals shall not have been withdrawn or adversely modified.

                  5.12 SECURITIES LAWS. Each Seller shall have completed and returned to counsel to Buyer a Qualified Investor Questionnaire and the Representations and Warranties of Shareholders substantially in the forms of Exhibit H and Exhibit I respectively in a manner which does not adversely affect the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

                  5.13 AFFILIATE LOANS. Evidence that Sellers have caused the Company to collect all principal, interest and other amounts on all outstanding loans made by the Company, except as set forth in Schedule 5.13(a), to Affiliates of the Company as listed on Schedule 5.13(b) ("Affiliate Loans") such that all such Affiliate Loans shall be repaid (and, if necessary, prepaid) in full.

         6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to consummate the purchase and sale of the Shares is subject to the fulfillment, at or before the Closing, of all of the following conditions:

                  6.1 DUE PERFORMANCE. The Buyer shall have fully performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  6.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and Warranties of the Buyer set forth in this Agreement shall be true and correct at the Closing, in all respects, as though made at and as of the Closing.

                  6.3 SUPPORTING DOCUMENTS. Counsel for the Sellers shall have received and approved:

                  (a) True copies of the Articles of Incorporation and current Bylaws of the Buyer; a certificate of good standing with regard to the Buyer, together with appropriate corporate resolutions of the Board of Directors and incumbency certificates reasonably satisfactory to Sellers' counsel;

                  (b) Certificate(s) evidencing the Guardian Shares issued in accordance with Schedule 1.2;

                  (c) A certificate of the Buyer that the conditions set forth in Sections 6.1 and 6.2 have been satisfied as of the Closing;

                  (d) A certified check in an amount equal to the Cash Purchase Price as set forth in Section 1.2 (unless such funds are sent by wire transfer in accordance with Section 1.2); and

                  (e) Such other documents as the counsel to the Sellers may reasonably request.

                  6.4 EMPLOYMENT AGREEMENT. The Buyer shall have entered into the Employment Agreements.

                  6.5 REGISTRATION RIGHTS AGREEMENT. The Buyer and certain shareholders of the Buyer shall have entered into the Registration
Rights Agreement.

                  6.6 OPINION OF COUNSEL. The Sellers shall have received the opinions of Buyer's counsel in the form attached as Exhibit J.

                  6.7 SATISFACTION OF COUNSEL. All actions, proceedings, instruments, documents and other relevant legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel for the Buyer.

                  6.8 THIRD PARTY CONSENTS. All necessary third party consents of both Buyer and Sellers shall have been obtained by the date of the Closing.

                  6.9 BOARD APPROVAL. The transactions contemplated hereby shall have been approved by the full Board of Directors of the Company and its shareholders and such approvals shall not have been withdrawn or adversely modified.

         7. WAIVER OF CONDITIONS. The Buyer and the Sellers shall have the right to waive any part or all of any one or more of the conditions to their performance set forth in this Agreement and, upon such waiver, the waiving party may proceed with the consummation of the transactions contemplated hereby. It is expressly understood that a waiver shall not constitute a waiver of any rights which that party may have by reason of the breach by the other party of any other warranty; covenant or agreement or by reason of any misrepresentation made by the other party.

         8.       TERMINATION.

                  8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

                  (i)  by mutual written consent of the Buyer and the Sellers;

                  (ii) by the Buyer, in its sole discretion, if any of the representations or warranties of the Sellers contained herein are not in all material respects true, accurate and complete or if the Sellers, the Company or the Principal Shareholders breach any covenant or agreement contained herein;

                  (iii) by the Buyer, if any required third party consents of the Company or the Sellers are not obtained or become unobtainable;

                  (iv) by the Sellers, if any required third party consents of the Buyer are not obtained or become unobtainable;

                  (v) by the Sellers, in their sole discretion, if any of the representations or warranties of the Buyer contained herein are not in all material respects true, accurate and complete or if the Buyer breaches any covenant or agreement contained herein; or

                  (vi) by either the Buyer or the Sellers, if the Closing has not taken place on or before March 31, 1998, unless the failure to consummate the Closing on or prior to such date is solely due to such party's fault.

                  8.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 8.1, written notice thereof shall promptly be given to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other party hereto, and this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than with respect to
Section 8.3 and Article 4 hereof. Notwithstanding such termination and anything contained to the contrary herein, each party shall have the right to seek damages in the event of a breach by the other party of its obligations under this Agreement.

                  8.3 BREAKUP FEE. In the event of the termination of this Agreement by the Buyer pursuant to Section 8.1(ii) or Section 8.1(iii), or the Sellers' refusal to consummate the transactions contemplated hereby which refusal is not permitted by Section 8.1, a breakup fee of $300,000 shall be paid, within one business day following termination, by the Company to the Buyer. In the event of the termination of this Agreement by the Sellers pursuant to Section 8.1(iv) or Section 8.1(v), a breakup fee of $300,000 shall be paid, within one business day following termination, by the Buyer to the Company.

         9. COVENANTS OF THE SELLERS, THE COMPANY AND THE PRINCIPAL
SHAREHOLDERS.

                  9.1 CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO CLOSING. Except as may otherwise be contemplated by this Agreement or otherwise consented to or approved in writing by the Buyer, after the execution hereof: (a) the businesses of the Company shall be conducted only in the ordinary course of business consistent with past practices; (b) the Sellers will (i) use their best efforts to preserve the good will of and contractual relationships with their respective customers, distributors, franchisors, dealers, licensees, suppliers and others having business relations with the Company, and (ii) maintain its properties in customary repair, working order and condition; and (c) the Sellers will not (i) amend the Company's Articles of Incorporation or Bylaws, (ii) issue or agree to issue any additional shares of capital stock of any class or series or securities convertible into or exchangeable for shares of capital stock or issue any options, warrants or other rights to acquire any shares of capital stock, (iii) merge or consolidate with or acquire all or substantially all of the assets or business of any other Company or entity, (iv) incur, assume or guarantee any indebtedness for money borrowed other than in the ordinary course of business, (v) settle any claims, actions or proceedings by paying an amount which, in the aggregate, is in excess of $10,000, (vi) make any management fee, wage or salary increase or agree to pay any pension or retirement allowance not required by existing plans or agreements or enter into any employment or consulting agreement (not terminable at will), bonus or employee benefit plan,
(vii) permit or allow any of its assets to be subjected to any material mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for taxes not yet due or as otherwise incurred in the ordinary cause of business, (viii) lease, sell, transfer or otherwise dispose of any of its material assets, except in the ordinary course of business and consistent with past practice, (ix) make any material capital expenditure or commitment for replacements or additions or structural improvements or maintenance to property, plant, equipment or other capital assets, (x) declare, pay or set aside for payment any dividend or other distribution in respect to its capital stock or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other securities of the Company, (xi) amend or revise any agreement it may have with any third party; or (xii) agree, whether in writing or otherwise, to take any action described in this Section 9, PROVIDED, HOWEVER, the Company shall be permitted to transfer all of its interest in Low Voltage Systems Technology, Inc., a New Jersey corporation and majority-owned subsidiary of the Company.

                  9.2 INSPECTIONS. Immediately subsequent to the execution of this Agreement, the Company shall make available to Buyer and its authorized employees and agents, for the purpose of facilitating inspections by the Buyer of the Company's business, affairs, properties, and assets, all books and records and information, permits, licenses, approvals, reports, studies and any and all other documents which the Company may have pertaining to the Company's Business and its assets, including without limitation, the monitoring contracts. Buyer, its authorized agents and employees, shall have the right of access to such books and records and all other documents and instruments pertaining to the Company's Business and its assets at all reasonable times subsequent to the date of the execution of this Agreement with full right to: (i) inspect the assets and operations of the Company's Business; and (ii) conduct on all books and records, and all other documents and instruments, studies, surveys and tests on the assets and operations of the Company's Business as Buyer, its authorized agents and employees shall deem necessary or desirable (collectively, the foregoing are hereinafter referred to as "Inspections"). Such rights of Inspections, or the exercise or non-exercise of same, shall not constitute a waiver by Buyer of the breach of any representation or warranty of the Company which were or might have been disclosed by such Inspections.

                  9.3 COMPANY SPECIAL SHAREHOLDERS MEETING; SHAREHOLDER APPROVAL. As soon as practicable following the date hereof, the Company shall cause to be prepared a notice to the Sellers as required by New York law relating to the Company's special shareholders meeting to approve the transactions contemplated hereby (the "Special Meeting") and shall cause the Special Meeting to be convened as soon as permitted under New York law. Each of the Principal Shareholders covenants that he (i) will vote all Shares as to which he has voting power against any other transaction relating to the issuance or transfer of equity securities by, the sale of assets by, or a change of control of, the Company and to grant proxies to designees of the Buyer to that effect, and (ii) will not sell or otherwise dispose of any interest in any Shares beneficially owned by him.

                  9.4 NOTICE OF CERTAIN EVENTS. Each of the Company and the Sellers shall promptly notify the Buyer of:

                  a. any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  b. any notice of other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  c. any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting any party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which related to the consummation of the transactions contemplated by this Agreement.

                  9.5 COLLATERAL ASSIGNMENT BY BUYER. Each of the Company and the Sellers hereby agree that Buyer shall be entitled to collaterally assign its rights under this Agreement to a lender providing financing for the transactions contemplated hereby.

         10. RESTRICTION ON TRANSFER OF SHARES. No Principal Shareholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily) any interest in his Guardian Shares to a third party (a "Transfer"), except in compliance with the provisions of this Section 10 and any other restrictions on Transfer contained in this Agreement.

                  10.1 FIRST OFFER RIGHT OF BUYER.

                           a. At least 15 days prior to effecting a Private Sale
(defined as any sale of Guardian Shares other than to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 promulgated under the Securities Act) of any Guardian Shares to a third party, the transferring Principal Shareholder(s) (the "Transferring Principal Shareholder(s)") shall deliver a written notice (an "Offer Notice") to the President of Buyer who shall forward it to an independent committee established by the Board of Directors of Buyer (a "Committee"). The Offer Notice shall disclose in reasonable detail the proposed number of Guardian Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). Buyer shall have the sole responsibility for compliance with the provisions of this Section 10.1(a) requiring Committee approval.

                           b. Buyer may, by recommendation of the Committee,
elect to purchase all, but not less than all, of the number of Guardian Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Principal Shareholder(s) as soon as practical but in any event within 15 days after the delivery of the Offer Notice (the "Election Period").

                  10.2     TRANSFER TO THIRD PARTIES.

                           a. If Buyer has not elected to purchase all of such
Guardian Shares being offered, the Transferring Principal Shareholder(s) may, within 90 days after the expiration of the Election Period, Transfer all such Guardian Shares to one or more third parties at a price not less than 100% of the price offered to Buyer and on other terms no more favorable to the transferees thereof than offered to Buyer in the Offer Notice.

                           b. Any Shares not transferred within such 90-day
period shall be re-offered to Buyer under this Section 10 prior to any subsequent Transfer.

                  10.3 PURCHASE PRICE. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or, if provided in the Offer Notice, in installments over time.

                  10.4 PERMITTED TRANSFERS. The restrictions set forth in this
Section 10 shall not apply with respect to any Transfer of Guardian Shares by a Principal Shareholder pursuant to applicable laws of descent and distribution or among a Principal Shareholder's Family Group ("Permitted Transferees"). For purposes of this Agreement, "Family Group" means an individual's spouse and descendants (whether natural or adopted) and spouses of descendants and any trust, family limited partnership or similar entity solely for the benefit of the individual and/or the individual's spouse and/or descendants and/or spouses of their descendants.

         11.      LEGENDS.

                  11.1 RESTRICTIVE LEGEND. Each certificate evidencing Guardian Shares or securities convertible into Guardian Shares and each certificate issued in exchange for or upon the Transfer of any such securities (a "Certificate" or "Certificates") (if such securities remain Guardian Shares or remain convertible into Guardian Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form (the "Restrictive Legend"):

                  Some or all of the securities represented by this certificate may be subject to voting obligations, transfer restrictions, escrow provisions, and/or certain other restrictions and obligations set forth in a Stock Purchase Agreement dated as of February 1, 1998, by and among the issuer of such securities (the "Company") and the shareholders of Mutual Central Alarm Services, Inc., as amended and modified from time to time (the "Stock Purchase Agreement"). In addition, some or all of the securities represented by this certificate and held by a Principal Shareholder (as such term is defined in the Stock Purchase Agreement) may be subject to irrevocable proxy provisions set forth in the Stock Purchase Agreement. A copy of such Stock Purchase Agreement shall be furnished without charge by the Company to the holder hereof upon written request to the Company at its principal executive office.

Buyer shall imprint the Restrictive Legend on Certificates outstanding as of the Closing Date, in addition to imprinting on such Certificates a legend stating that the Guardian Shares evidenced by such Certificate are not registered under the Securities Act (the "Securities Law Legend").

                  11.2 TRANSFER OF UNREGISTERED GUARDIAN SHARES. Subject to the provisions governing the Escrowed Shares in Section 4.1 and the Lock-up and Volume Cap provisions of Section 12, Guardian Shares are transferable in (i) a public offering registered under the Securities Act or (ii) in a transaction pursuant to Rule 144 or any other legally available means of Transfer after the Transferring holder of Guardian Shares (the "Transferring Shareholder") has satisfied the conditions specified in Section 11.3 below.

                  11.3 REMOVAL OF SECURITIES LAW LEGEND. In connection with the Transfer of any Guardian Shares (other than a Transfer in a public offering registered under the Securities Act), a Transferring Shareholder shall deliver
(a) written notice to Buyer describing in reasonable detail the Transfer or proposed Transfer (the "Notice of Transfer") and (b) an opinion (the "Opinion") of counsel, which (to Buyer's reasonable satisfaction) is knowledgeable in securities laws matters, to the effect that such Transfer of Guardian Shares may be effected without registration of such Guardian Shares under the Securities Act. Upon delivery of the Notice of Transfer and the Opinion to Buyer by a Transferring Shareholder, Buyer shall instruct its transfer agent to remove the Securities Law Legend from the Certificate(s) evidencing such Guardian Shares.

                  11.4 REMOVAL OF RESTRICTIVE LEGEND. Removal of the Restrictive Legend shall be governed in accordance with the terms of this Agreement.

                  11.5 TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Guardian Shares in violation of any provision of this Agreement shall be void, and Buyer shall not record such Transfer on its books or treat any purported Transferee of such Guardian Shares as the owner of such Guardian Shares for any purpose.

         12. LOCK-UP AND VOLUME CAP. Notwithstanding anything to the contrary contained herein, (a) each Principal Shareholder agrees that he shall not Transfer (i) any of his Guardian Shares for one year from the Closing Date, and
(ii) beginning on the first anniversary of the Closing Date and ending on the fourth anniversary of the Closing Date, in excess of a one-third of his Guardian Shares during any one-year period thereof, except that if a Principal Shareholder does not sell up to one-third of his Guardian Shares in any given one-year period, such Principal Shareholder may cumulate the remainder of one-third of his unsold Guardian Shares with the amount permitted to be sold during the following one-year period ("Volume Cap"), and (b) in the event Transfers in any one-year period exceed the Volume Cap, such Transfers shall be null and void and Buyer shall not record such Transfer on its books or treat any purported Transferee of such Guardian Shares as the owner of such Guardian Shares for any purpose. The restrictions set forth in this Section 12 shall not restrict any Transfer of Guardian Shares by a Principal Shareholder pursuant to applicable laws of descent and distribution or among his Family Group.

         13.      MISCELLANEOUS PROVISIONS.

                  13.1 FEES AND EXPENSES. Except in the event of a default, and/or as otherwise set forth herein, each party will pay its own expenses in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder, including attorneys' fees whether or not the transactions contemplated hereby are consummated.

                  13.2     RESERVED.

                  13.3 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by certified mail, return receipt requested with postage prepaid, or by overnight guaranteed delivery service, or by facsimile (upon confirmation of receipt):

                  (a) if to the Sellers, to:

                  Mutual Central Alarm Services, Inc.
                  10 W. 46th Street
                  New York, New York 10036
                  Attention: Joel A. Cohen and Norman Rubin
                  Phone: 212-768-0808
                  Fax: 212-768-9629
                  with copy to:

                  Emanuel Zimmer, Esq.
                  6 East 74th Street
                  New York, New York 10021
                  Phone: 212-737-4653
                  Fax: 212-744-2618

                  (b) if to the Buyer, to:

                  Guardian International, Inc.
                  3880 N. 28th Terrace
                  Hollywood, Florida 33020-1118
                  Attention: Richard Ginsburg, President

                  with copy to:

                  Harvey Goldman, Esq.
                  Steel Hector & Davis LLP
                  200 South Biscayne Boulevard
                  41st Floor
                  Miami, FL 33131-2398
                  Phone: 305-577-7011
                  Fax: 305-577-7001

                  13.4 SUCCESSION OF AGREEMENT. This Agreement and the rights and obligations contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  13.5 TIME IS OF THE ESSENCE. For purposes herein, the parties agree that time shall be of the essence of this Agreement and the representations and warranties made are all material and of the essence of this Agreement.

                  13.6 CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, nor the intent of any provision hereof.

                  13.7 NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement.

                  13.9 GENDER. All terms and words used in this Agreement regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.

                  13.10 ENTIRE AGREEMENT AND MODIFICATION. This Agreement and the exhibits and schedules constitute the entire understanding and agreement between the parties and may not be changed, altered or modified except by an instrument in writing signed by all parties against whom enforcement of such change would be sought. In the event any term or provision of this Agreement be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

                  13.11 EXHIBITS. All Exhibits and schedules attached hereto contain additional terms of this Agreement. Typewritten or handwritten provisions inserted in this form or attached hereto shall control all printed provisions in conflict therewith.

                  13.12 GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of New York (conflict of laws provisions notwithstanding), and venue with respect to any litigation shall be New York, New York.

                  13.13 FURTHER ASSURANCES. Each of the parties shall execute all documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use their respective best efforts to fulfill or obtain the fulfillment of the conditions to the closing.

                  13.14 PUBLIC ANNOUNCEMENTS. On the date of execution of this Agreement, the Buyer and the Company shall issue a press release with respect to the execution of this Agreement in a mutually acceptable form. Except with respect to such press release and the information contained therein, each of the Company and the Sellers, on the one hand, and the Buyer, on the other hand, will consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the above, any party required by law to disclose the existence of or the terms of this Agreement shall use its best efforts to provide prior notice to the other party giving such other party an opportunity to comment on the content of such disclosure, but shall in any event be permitted to make such disclosure.

                  13.15 SURVIVAL. All agreements contained in Sections 2, 3, 4, 10, 11 and 12 shall survive the execution and delivery of this Agreement, the delivery of the Shares and the issuance and delivery of the Guardian Shares.

                  13.16 REMEDIES. Buyer shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that Buyer may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the 23rd day of February, 1998.

                                       MUTUAL CENTRAL ALARM SERVICES, INC.

                                       By: /s/ Joel A. Cohen
                                           -------------------------------------
                                              Joel A. Cohen
                                              President

                                       GUARDIAN INTERNATIONAL, INC.

                                       By: /s/ Richard Ginsburg
                                           -------------------------------------
                                               Richard Ginsburg, President
                                                and Chief Executive Officer

                                       /s/ Joel A. Cohen
                                       -----------------------------------------
                                       JOEL A. COHEN

                                       /s/ Raymond L. Adams
                                       -----------------------------------------
                                       RAYMOND L. ADAMS

                                       /s/ Norman Rubin
                                       -----------------------------------------
                                       NORMAN RUBIN

                                       /s/ Herbert Abramson
                                       -----------------------------------------
                                       HERBERT ABRAMSON

                                       /s/ Scott Adams
                                       -----------------------------------------
                                       SCOTT ADAMS

                                       /s/ Joseph Belch
                                       -----------------------------------------
                                       JOSEPH BELCH

                                                     /s/ Robert Bitton
                                                     ---------------------------
                                                     ROBERT BITTON

                                                     /s/ Douglas Blauschild
                                                     ---------------------------
                                                     DOUGLAS BLAUSCHILD

                                                     /s/ Joel A. Cohen
                                                     ---------------------------
                                                     JOEL A. COHEN

                                                     /s/ Joseph DiGilio
                                                     ---------------------------
                                                     JOSEPH DIGILIO

                                                     /s/ Douglas DiMonda
                                                     ---------------------------
                                                     DOUGLAS DIMONDA

                                                     /s/ Peter Eyl
                                                     ---------------------------
                                                     PETER EYL

                                                     /s/ David Fishman
                                                     ---------------------------
                                                     DAVID FISHMAN

                                                     /s/ Evelyn Freeman
                                                     ---------------------------
                                                     EVELYN FREEMAN

                                                     /s/ Mitchell Freeman
                                                     ---------------------------
                                                     MITCHELL FREEMAN

                                                     /s/ Arlene Glass
                                                     ---------------------------
                                                     ARLENE GLASS

                                                     /s/ Irwin Glass
                                                     ---------------------------
                                                     IRWIN GLASS

                                                     /s/ Jack Hirschfield
                                                     ---------------------------
                                                     JACK HIRSCHFIELD

                                                     /s/ Seymour Isaacman
                                                     ---------------------------
                                                     SEYMOUR ISAACMAN

                                                     /s/ George Kowalczyk
                                                     ---------------------------
                                                     GEORGE KOWALCZYK

                                                     /s/ Laurie Kleinhaus
                                                     ---------------------------
                                                     LAURIE KLEINHAUS

                                                     /s/ Ronald Liebling
                                                     ---------------------------
                                                     RONALD LIEBLING

                                                     /s/ Marilyn Levy
                                                     ---------------------------
                                                     MARILYN LEVY &
                                                     W.A. LEVY TRUST

                                                     /s/ Vivian Lucks
                                                     ---------------------------
                                                     VIVIAN LUCKS

                                                     /s/ Martin Mevorah
                                                     ---------------------------
                                                     MARTIN MEVORAH

                                                     /s/ Samuel Mevorach
                                                     ---------------------------
                                                     SAMUEL MEVORACH

                                                     /s/ Miriam Rhein
                                                     ---------------------------
                                                     MIRIAM RHEIN

                                                     /s/ Gary Rose
                                                     ---------------------------
                                                     GARY ROSE

                                                     /s/ Joseph Rossi
                                                     ---------------------------
                                                     JOSEPH ROSSI

                                                     /s/ Norman Rubin
                                                     ---------------------------
                                                     NORMAN RUBIN

                                                     /s/ Katherine DiMonda
                                                     ---------------------------
                                                     KATHERINE DIMONDA

                                                     /s/ Daniel DiMonda
                                                     ---------------------------
                                                     DANIEL DIMONDA

                                                     /s/ James Burger
                                                     ---------------------------
                                                     JAMES BURGER

                                                     /s/ Ilene Kassman
                                                     ---------------------------
                                                     ILENE KASSMAN

                                                     /s/ Donna Kassman
                                                     ---------------------------
                                                     DONNA KASSMAN

                                                     /s/ Betty Avin
                                                     ---------------------------
                                                     BETTY AVIN

                                                     /s/ Kimberly Avin
                                                     ---------------------------
                                                     KIMBERLY AVIN

                                                     /s/ Irving Avin
                                                     ---------------------------
                                                     IRVING AVIN

                                                     /s/ Joyce D. Black
                                                     ---------------------------
                                                     MURRY VICTOR

                                                     /s/ Jeffrey Slatken
                                                     ---------------------------
                                                     JEFFREY SLATKEN

                                                     /s/ Lila Wager
                                                     ---------------------------
                                                     LILA WAGER

                                                     /s/ Eli Wager
                                                     ---------------------------
                                                     ELI WAGER

                                                     /s/ Saul Victor
                                                     ---------------------------
                                                     SAUL VICTOR

                                                     /s/ Sophia Zimmer
                                                     ---------------------------
                                                     SOPHIA ZIMMER

                                                     /s/ Bob Zuckerman
                                                     ---------------------------
                                                     BOB ZUCKERMAN

                                                     /s/ Michael Fischman
                                                     ---------------------------
                                                     MICHAEL FISCHMAN

                                                     /s/ Mark Pesci
                                                     ---------------------------
                                                     MARK PESCI

                                                     /s/ Gerald Adams
                                                     ---------------------------
                                                     GERALD ADAMS

                                    EXHIBIT A